Exhibit 99.1

MARTEN TRANSPORT ANNOUNCES FIRST QUARTER RESULTS

MONDOVI, Wis., April 18, 2024 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $9.6 million, or 12 cents per diluted share, for the first quarter ended March 31, 2024, compared with $22.5 million, or 28 cents per diluted share, for the first quarter of 2023.

Operating revenue was $249.7 million for the first quarter of 2024 compared with $298.0 million for the first quarter of 2023. Excluding fuel surcharges, operating revenue was $215.7 million for the 2024 quarter compared with $254.9 million for the 2023 quarter. Fuel surcharge revenue decreased to $33.9 million for the 2024 quarter from $43.1 million for the 2023 quarter.

Operating income was $12.3 million for the first quarter of 2024 compared with $29.0 million for the first quarter of 2023.

Operating expenses as a percentage of operating revenue were 95.1% for the 2024 quarter and 90.3% for the 2023 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 94.3% for the 2024 quarter and 88.6% for the 2023 quarter.

Executive Chairman Randolph L. Marten stated, “The freight market recession’s oversupply and weak demand, inflationary operating costs and cumulative impact of freight rate reductions and related freight network disruptions continue to significantly pressure our earnings. The value of our unique multifaceted business model is highlighted by the operating results for our dedicated and brokerage operations in the first quarter. Our operating results improved throughout the quarter after earning 2 cents per share in January, which was also impacted by widespread harsh winter weather.”

“We remain focused on minimizing the freight market’s impact on our operations while investing in and positioning our operations to capitalize on profitable organic growth opportunities, with fair compensation for our premium services, across each of our business operations for what comes next in the freight cycle as the market necessarily recovers from its current recessionary late stages. To that end, we have not agreed to rate reductions since last August.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across Marten’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31,	December 31,
(In thousands, except share information)	2024	2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$73,730	$53,213
Receivables:
Trade, net	105,247	105,501
Other	10,380	10,356
Prepaid expenses and other	24,665	27,512
Total current assets	214,022	196,582

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,155,649	1,162,336
Accumulated depreciation	(378,151)	(370,103)
Net property and equipment	777,498	792,233
Other noncurrent assets	1,499	1,524
Total assets	$993,019	$990,339

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$37,728	$36,516
Insurance and claims accruals	44,297	47,017
Accrued and other current liabilities	29,417	26,709
Total current liabilities	111,442	110,242
Deferred income taxes	118,946	122,462
Noncurrent operating lease liabilities	202	249
Total liabilities	230,590	232,953

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,362,709 shares at March 31, 2024, and 81,312,168 shares at December 31, 2023, issued and outstanding	814	813
Additional paid-in capital	50,066	49,789
Retained earnings	711,549	706,784
Total stockholders’ equity	762,429	757,386
Total liabilities and stockholders’ equity	$993,019	$990,339

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended March 31,
(In thousands, except per share information)	2024	2023

Operating revenue	$249,672	$298,023

Operating expenses (income):
Salaries, wages and benefits	88,762	98,516
Purchased transportation	41,814	54,103
Fuel and fuel taxes	39,561	46,796
Supplies and maintenance	16,070	15,987
Depreciation	28,527	29,530
Operating taxes and licenses	2,575	2,768
Insurance and claims	11,657	15,070
Communications and utilities	2,371	2,531
Gain on disposition of revenue equipment	(1,171)	(5,246)
Other	7,256	8,958

Total operating expenses	237,422	269,013

Operating income	12,250	29,010

Other	(796)	(844)

Income before income taxes	13,046	29,854

Income taxes expense	3,400	7,352

Net income	$9,646	$22,502

Basic earnings per common share	$0.12	$0.28

Diluted earnings per common share	$0.12	$0.28

Dividends declared per common share	$0.06	$0.06

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	March 31,		March 31,	March 31,
(Dollars in thousands)	2024	2023	2024 vs. 2023	2024 vs. 2023
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$95,022	$102,320	$(7,298)	(7.1)%
Truckload fuel surcharge revenue	16,529	18,306	(1,777)	(9.7)
Total Truckload revenue	111,551	120,626	(9,075)	(7.5)

Dedicated revenue, net of fuel surcharge revenue	71,738	86,831	(15,093)	(17.4)
Dedicated fuel surcharge revenue	14,722	19,618	(4,896)	(25.0)
Total Dedicated revenue	86,460	106,449	(19,989)	(18.8)

Intermodal revenue, net of fuel surcharge revenue	13,281	23,401	(10,120)	(43.2)
Intermodal fuel surcharge revenue	2,691	5,188	(2,497)	(48.1)
Total Intermodal revenue	15,972	28,589	(12,617)	(44.1)

Brokerage revenue	35,689	42,359	(6,670)	(15.7)

Total operating revenue	$249,672	$298,023	$(48,351)	(16.2)%

Operating income/(loss):
Truckload	$489	$10,041	$(9,552)	(95.1)%
Dedicated	9,258	13,684	(4,426)	(32.3)
Intermodal	(194)	787	(981)	(124.7)
Brokerage	2,697	4,498	(1,801)	(40.0)
Total operating income	$12,250	$29,010	$(16,760)	(57.8)%

Operating ratio:
Truckload	99.6%	91.7%
Dedicated	89.3	87.1
Intermodal	101.2	97.2
Brokerage	92.4	89.4
Consolidated operating ratio	95.1%	90.3%

Operating ratio, net of fuel surcharges:
Truckload	99.5%	90.2%
Dedicated	87.1	84.2
Intermodal	101.5	96.6
Brokerage	92.4	89.4
Consolidated operating ratio, net of fuel surcharges	94.3%	88.6%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months
	Ended March 31,
	2024	2023
Truckload Segment:
Revenue (in thousands)	$111,551	$120,626
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,996	$4,571
Average tractors(1)	1,830	1,741
Average miles per trip	537	510
Non-revenue miles percentage(2)	12.6%	12.7%
Total miles (in thousands)	39,703	38,237

Dedicated Segment:
Revenue (in thousands)	$86,460	$106,449
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,781	$3,960
Average tractors(1)	1,459	1,705
Average miles per trip	329	333
Non-revenue miles percentage(2)	1.1%	1.1%
Total miles (in thousands)	29,080	34,076

Intermodal Segment:
Revenue (in thousands)	$15,972	$28,589
Loads	4,589	7,277
Average tractors	126	180

Brokerage Segment:
Revenue (in thousands)	$35,689	$42,359
Loads	20,061	20,688

At March 31, 2024 and March 31, 2023:
Total tractors(1)	3,406	3,571
Average age of company tractors (in years)	1.9	1.7
Total trailers	5,619	5,741
Average age of company trailers (in years)	4.8	4.1
Ratio of trailers to tractors(1)	1.6	1.6
Total refrigerated containers	787	802

	Three Months
	Ended March 31,
(In thousands)	2024	2023

Net cash provided by operating activities	$45,722	$49,232
Net cash (used for) investing activities	(20,249)	(28,280)
Net cash (used for) financing activities	(4,956)	(5,264)

Weighted average shares outstanding:
Basic	81,350	81,210
Diluted	81,437	81,376

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 96 and 95 tractors as of March 31, 2024 and 2023, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.